UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

CULLINAN ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-3879991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Oncology, Inc. One Main Street, Suite 520 Cambridge, MA 02142
(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On December 16, 2021, Cullinan Oncology, Inc. (the “Company”) issued a press release reporting updated data from the Company’s ongoing Phase 1/2a trial of CLN-081 in non-small cell lung cancer patients whose tumors harbor epidermal growth factor receptor (EGFR) exon 20 insertion mutations that have progressed on or after prior therapy, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Company has made available on its website the Company’s presentation from the 2021 Cullinan Oncology Clinical Data Report Virtual Webcast. The presentation has been added to the “Events” section of the Company’s website at https://investors.cullinanoncology.com. A copy of the presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Exhibits

Exhibits

99.1	Press release issued by Cullinan Oncology, Inc. on December 16, 2021, furnished herewith.

99.2	2021 Cullinan Oncology Clinical Data Report Virtual Webcast Presentation, dated December 2021, furnished herewith.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN ONCOLOGY, INC.

Dated: December 16, 2021	By:	/s/ Jeffrey Trigilio
Jeffrey Trigilio
Chief Financial Officer